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                                                                   EXHIBIT 10.25

                    [LETTERHEAD OF PORTACOM WIRELESS, INC.]


                             EMPLOYMENT AGREEMENT
                             --------------------

                           FOR:  MICHAEL A. RICHARD

                                JANUARY 1, 1997


This Agreement is executed by and between Michael A. Richard ("you", "your", "yourself") and PortaCom Wireless, Inc. (hereinafter referred to as "PortaCom" or "We")

This Agreement, once signed by you, will serve to confirm our mutual understanding and agreement regarding the provisions of an employment relationship as described in any and all previous agreements, whether oral or written.


1.   Nature of Employment.  You will be employed by PortaCom Wireless, Inc. as
     --------------------
     its Vice President, Accounting, and will perform such duties and assume such additional assignments as may be assigned to you from time to time by the Board of Directors of PortaCom. You agree to devote reasonable business time, attentions and energies to performing your duties for PortaCom and its affiliates faithfully and to the best of your abilities.

2.   Term of Employment.  Your employment and compensation with PortaCom are "at
     ------------------
     will" in that they can be terminated with or without cause, and with or without notice, at any time, at the option of either PortaCom or yourself, except as otherwise provided by law. The terms of this Agreement, therefore, do not and are not intended to create either an express and/or implied term of employment with PortaCom. No manager or representative of PortaCom, other than the Board of Directors or the Compensation Committee, acting together, has authority to enter into any agreement for employment for any specified period of time or to make any agreement or contract to the foregoing, and any promises to the contrary may only be relied upon by you if they are in writing and signed by the Board of Directors or the Compensation Committee of PortaCom. In the event this Agreement is terminated by either of us, with or without cause, you shall be entitled only to your salary compensation as provided in paragraph 3 through the date of your termination. In the event of any termination of employment, this Agreement shall terminate except that your obligations pursuant to paragraph 4 shall continue to survive such terminations and PortaCom's obligations pursuant to paragraphs 3 and 4 shall survive such termination.
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MICHEAL A. RICHARD
JANUARY 1, 1997                                                    PAGE 2 OR 3

3.   Compensation. You will be compensated with a monthly salary in the amount
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     of US$6,500 to be paid in accordance with PortaCom's normal payroll practices. You will continue to be entitled to such employee fringe benefits as PortaCom, in its discretion, makes available generally from time to time to its executives. Upon presentation of proper documentation in accordance with PortaCom's practice and prevailing Internal Revenue Service guidelines, other ordinary and reasonable out-of-pocket business expenses will also be reimbursed. Should PortaCom cease, at any time hereafter, to be governed by and subject to the policies of the Vancouver Stock Exchange you will receive a lump sum payment of four month's salary in the event you are terminated by the Company during the period of this contract.

4.   Arbitration.  Because PortaCom is an early-stage company, we think it is
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     wise to include a provision dealing with how we will resolve any dispute in the unforeseen event that we should have one. We are reluctant even to discuss this subject because we do not foresee the likelihood of any such dispute. But, we believe prudence dictates that we think about this matter. Accordingly, in the event there is any dispute between us which we are unable to resolve ourselves, we both agree by entering into this Agreement that the exclusive remedy for determining any such dispute, regardless of its nature, will be by arbitration in Los Angeles County, California, in accordance with the then most applicable rules of the American Arbitration Association. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of seven arbitrators designated by the American Arbitration Association; four shall be retired judges of the Superior or Appellate Courts resident in Los Angeles County who are members of the "independent" list of retired judges and three shall be members of the National Academy of Arbitrators resident within Los Angeles County, California. This agreement to resolve any disputes arising out of your employment or the termination of your employment by binding arbitration shall extend to claims against any officers, directors, employees, or agents of PortaCom or any of the above and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of any such arbitration, the prevailing party shall be awarded reasonable attorney's fees as part of the arbitration award.

5.   General Provisions.
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     a.   This Agreement constitutes the parties' entire agreement with respect to your employment, and supersedes all prior agreements and representations whether oral or written.

     b. This Agreement may not be amended except by a writing signed by both parties. It may, however, be supplemented by written policies and procedures established by PortaCom from time to time which policies and procedures, whether set forth in an employee handbook or otherwise are generally applicable to PortaCom's other
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MICHAEL A. RICHARD
JANUARY 1, 1997                                                    PAGE 3 OF 3

          executive employees. In the event of a conflict between this Agreement and any PortaCom policy or procedure, the provisions of this Agreement shall prevail.

     c.   This  Agreement is valid until December 31, 1997.

     d. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

     e.   This Agreement is subject to the approval of the Vancouver Stock
          Exchange.

Mr. Richard, if you agree with and accept the terms of employment as stated herein, please sign and date below and return this Agreement to the Compensation Committee. We are confident your employment with PortaCom will continue to prove mutually beneficial.

Very truly yours,
PORTACOM WIRELESS, INC.


Compensation Committee:


_____________________________            _______________________________
Keith A.J. Hay                           Stephen M. Leahy


_____________________________
Stephen O. Stephens


                       ______________________________________________________
                         I concur with the provisions of  this  Agreement:


                         __________________________________________
                         Michael A. Richard

                         Dated:_____________________
                       ______________________________________________________